EXHIBIT 15

                                LETTER OF CONSENT
             RE: UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL
                                   INFORMATION

We hereby consent to the incorporation by reference of our report as of March 31, 2000 relating to the unaudited condensed consolidated interim financial statements of TrimFast Group, Inc. that are included in the Form 10-Q for the quarter ended March 31, 2000, in the June 6, 2000 filing of TrimFast Group, Inc. on Form S-8.


By:  JOHN TROY
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     John Troy
     777 South Harbour Island Boulevard, Suite 780
     Tampa, Florida  33602
     Telephone: (813) 275-0050
     Facsimile: (813) 275-0051